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                                 AMENDMENT NO. 1
               (dated April 21, 1998 for reference purposes only)

                           To Lease Dated May 10, 1996

               Between Presbyterian Health Foundation, as Landlord
                           And ZymeTx, Inc. as Tenant

WHEREAS, Landlord and Tenant are the parties to the above described Lease for the Building located at 800 N. Research Parkway; and,

Landlord and tenant mutually desire to amend the above described Lease, (amended via Addendum No. 1) as follows:

The provisions of this Amendment No. 1 shall supersede and control any inconsistent provisions contained in the Lease, regardless of whether such inconsistent provisions are contained in the printed portion of the Lease or any rider, addendum or exhibit annexed thereto.

1.   Building:                     800 Research Parkway Building 1, Oklahoma
                                   City, OK

2.   Amended Lease Premises:       The Leased Premises will change to include
                                   all of the 1st floor consisting of
                                   approximately 22,833 rentable square feet
                                   (RSF) and all of the 2nd floor consisting of 22,800 RSF. Tenant currently occupies 11,803
                                   RSF. This equates to an overall increase of approximately 33,830 RSF for a total of 45,633 RSF.

3.   Effective Commencement:       December 1, 1998 for the 2nd floor space
                                   (22,800 RSF) and March 1, for the remaining
                                   10,997 RSF of the 1st floor. Tenant shall occupy space within the Premises upon the substantial completion of the Tenant
                                   Improvement's of said space.

4.   Amended Tenant Improvement:   Landlord will contribute a Tenant Improvement
                                   Allowance for any new Allowance: space leased greater than the existing space of 11,803
                                   RSF, such allowance shall be the lesser of:

                                   o ($0.166 x months remaining on lease) x
                                     (rentable square feet leased greater than 11,803 RSF)
                                                       OR

                                   o The actual cost of the Tenant Improvements.

                                   Any excess cost of the Tenant Improvements shall be the responsibility of the Tenant.

5.   Lease Rate:                   The lease rate for any space greater than
                                   11,803 RSF shall be $12.00 per RSF annually.

6.   Amended Security Deposit:     Tenant shall pay an amount that is equal to
                                   one month's rent based on the additional square footage.

7.   Option to Expand:             Landlord hereby grants Tenant a right of
                                   first refusal to expand into the 3rd floor
                                   ("Additional space") of the Building as
                                   provided in this paragraph. Landlord will provide Tenant written notice of Landlord's intent to lease any such space to a third party. Tenant may exercise such right within fifteen (15) days of receiving such notice by executing a written amendment to this Lease covering the Additional space, prior to the time Landlord commits to lease such space to a third party. Such amendment shall provide for the leasing of such space on the same terms and conditions contained in this Amendment No. 1. In such event (a) the
                                   Additional Space shall be included as part of the Leased Premises, (b) the lease for the Additional Space shall be co-terminous with the lease for the Leased Premises, (c) the lease rate shall be $12,00 per RSF annually for an such Additional Space and (d) the Tenant Improvements Allowance shall be based on the lesser of: (i) ($0.166 x months remaining on lease) x (rentable square feet of Additional Space) or (ii) the actual cost of such Tenant Improvements for the Additional Space.

Both parties agree to the terms of this Lease Agreement as amended by Addendum No. 1 and this Amendment No. 1 and the Lease Agreement shall continue in full force.

Landlord: Presbyterian Health Foundation      Tenant: ZYMETX, INC.

/s/  Dennis McGrath                           /s/ Peter G. Livingston
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     Dennis McGrath, Vice President               Peter G. Livingston, President